SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT, dated as of this 20th day of December 2010 (this “Agreement”) is entered into by and among EXPLORE ANYWHERE HOLDING CORP., a Nevada corporation (“Pubco”) EXPLOREANYWHERE, INC., a Nevada corporation (“Explore”) and  all of the SHAREHOLDERS of Explore (the “Shareholders”). Explore and the Shareholders are collectively referred to herein as the “Sellers” and Explore, the Shareholders and Pubco are referred to singularly as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, the Shareholders owns 100% of the capital stock in Explore and the Shareholders wish to exchange their shares of Explore for shares of a public company;

WHEREAS, Pubco is a public company whose stock trades on an electronic quotation medium in the United States and wishes to acquire all of the shares of Explore in exchange for shares of Pubco’s common stock; and

WHEREAS, the Shareholders wish to exchange all the issued and outstanding shares of Explore (the “Explore Shares”) in exchange for a total of 3,013,755 shares Pubco (“Pubco Shares”) and Pubco wishes to issue the Pubco Shares in exchange for the Explore Shares (the “Exchange”).

NOW, THEREFORE, in consideration, of the promises and of the mutual representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01.                                Definitions. The following terms shall have the following respective meanings:

“Affiliate”
with respect to any Party, a Person that directly or indirectly controls, is controlled by, or is under common control of such Party.  For the purpose of this definition, “control” means (i) ownership of more than fifty percent (50%) of the voting shares of a Person or (ii) the right or ability to direct the management or policies of a Person through ownership of voting shares or other securities, pursuant to a written agreement or otherwise;

“Business Day”	a day (other than a Saturday) on which banks in U.S. are open for business throughout their normal business hours;
“Closing”	the closing of the transactions contemplated by this Agreement;
“Completion”	completion of the Exchange in accordance with the terms and conditions of this Agreement;
“Encumbrance”
any mortgage, charge, pledge, lien, (otherwise than arising by statute or operation of law), equities, hypothecation or other encumbrance, priority or security interest, preemptive right deferred purchase, title retention, leasing, sale-and-repurchase or sale-and-leaseback arrangement whatsoever over or in any property, assets or rights of whatsoever nature and includes any agreement for any of the same and reference to “Encumbrances” shall be construed accordingly;

“Person”	any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);
“U.S.”	United States of America;
“United States Dollars” or “US$”	United States dollars;

Section 1.02.                      Rules of Construction.

           (a)           Unless the context otherwise requires, as used in this Agreement:  (i) “including” means “including, without limitation”; (ii) words in the singular include the plural; (iii) words in the plural include the singular; (iv) words applicable to one gender shall be construed to apply to each gender; (v) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, including the Schedules hereto; (vi) the terms “Article,” “Section” and “Schedule” shall refer to the specified Article, Section or Schedule of or to this Agreement and references to paragraphs shall refer to the relevant paragraph of a specified Schedule and (vii) the term “day” shall refer to calendar days.

(b)           Titles and headings to Articles and Sections are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

ARTICLE II
THE EXCHANGE

Section 2.01                      Exchange of Pubco Shares for Explore Shares.

(a)           Subject to and upon the terms and conditions of this Agreement, on the Closing Date (as defined hereafter), Pubco shall acquire all of the Explore Shares from the Shareholders, with the Explore Shares being free from Encumbrances, together with all rights now or hereafter attaching thereto and the Shareholders shall receive the Pubco Shares pro rata in accordance with their respective percentage ownership of the Explore Shares.

(b)           Subject to and upon the terms and conditions of this Agreement, on the Closing Date, Pubco shall deliver the Pubco Shares in such denominations and names as directed by the Shareholders, which shall represent, in the aggregate, approximately 1.15% of Pubco’s total issued and outstanding shares of common stock on the Closing Date.

(c)           The Exchange shall take place upon the terms and conditions provided for in this Agreement and in accordance with applicable law. If the Closing does not occur as set forth in Section 2.02 of this Agreement due to one Party’s failure to perform, then the other Party may terminate this Agreement.

Section 2.02.                                Closing Location.  The Closing of the Exchange and the other transactions contemplated by this Agreement will occur no later than five (5) business days from the completion of the audit of the last two (2) fiscal years of Explore’s financial statements by a PCAOB registered independent public accounting firm and the preparation of pro forma financial statements of Pubco showing the effects of the Exchange,  or as soon thereafter as possible (the “Closing Date”), at a place and time mutually agreed by the Parties in writing.

Section 2.03. Shareholders Closing Documents.  At the Closing, the Shareholders shall tender to Pubco:

(a)           Certified copy of resolutions of the Board of Directors of Explore, in a form satisfactory to Pubco, acting reasonably, authorizing the execution and delivery of this Agreement.

(b)           Original ownerships certificates issued in the name of the Shareholders representing all of the issued and outstanding shares of Explore duly endorsed for transfer by the Shareholders and marked “cancelled for transfer” or as otherwise directed by Pubco or its counsel, in accordance with applicable law;

(d)           New stock certificates issued by Explore in the name of Pubco representing all of the issued and outstanding shares of Explore;

(e)           A certified copy of the register of shareholders of Explore showing Pubco as the registered owner of the Explore Shares;

    (f)           Explore’s Audited Financial Statements, Unaudited Financial Statements, pro formas,  and such information as required to file a Current Report on Form 8-K (and including “Form 10 level disclosure) within four (4) business days of the Closing.  “Audited Financial Statements” shall include a balance sheet and the related statements of operation, changes in stockholders’ equity and cash flows and any required footnotes and such other disclosure materials, in each case, to the extent required to be included in the Form 8-K, prepared in accordance with GAAP, and in compliance with Regulation S-X and the General Rules and Regulations of the Securities Exchange Act of 1934. “Unaudited Financial Statements” means the quarterly period then completed following the fiscal year end of Explore including the balance sheet and the related statements of operation, changes in stockholders’ equity and cash flows and any required footnotes and such other disclosure materials, in each case, to the extent required to be included in the Form 8-K,  prepared in accordance with GAAP,  and in compliance with Regulation S-X and the General Rules and Regulations of the Securities Exchange Act of 1934; and

(g)           A certificate executed by an executive officer of Explore certifying that the conditions in Section 8.01(b) have been satisfied.

Section 2.04.                                Pubco’s Closing Documents.  At the Closing, Pubco will tender to the Shareholders:

(a)           A certified copy(ies) of resolutions of the Board of Directors of Pubco in a form satisfactory to the Shareholders, acting reasonably, authorizing:

                      (i)           the execution and delivery of this Agreement by Pubco; and

                      (ii)           the issuance or transfer of the Pubco Shares in the amounts set forth in Section 2.01(b) above;

(b)           Share certificates, registered in accordance with Section 2.01(b)(1), representing the Pubco Shares; and

(c)           A certificate executed by a duly appointed officer of Pubco certifying that the conditions in Section 9.01(b) have been satisfied.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01.                      Each Party represents and warrants to the other Party that each of the warranties it makes herein is accurate in all respects and not misleading as at the date of this Agreement.

Section 3.02.                      Each Party undertakes to disclose in writing to the other Party anything which is or may constitute a breach of or be inconsistent with any of the warranties immediately upon the same coming to its notice at the time of and after Completion.

Section 3.03.                      Each Party agrees that each of the warranties it makes shall be construed as a separate and independent warranty and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other warranty or any other term of this Agreement.

Section 3.04.                      Each Party acknowledges that the restrictions contained in Section 12.01 (Public Notices) and Section 12.10 (Confidentiality) shall continue to apply after the Completion under this Agreement without limit in time.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PUBCO

Section 4.01.                                Organization, Standing and Authority; Foreign Qualification. Pubco is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification.

Section 4.02.                                Corporate Authorization. The execution, delivery and performance by Pubco of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Pubco, and this Agreement constitutes a valid and binding agreement of Pubco. The Pubco Shares to be issued in accordance with this Agreement shall be duly authorized and, upon such issuance, will be validly issued, fully paid and non-assessable.

Section 4.03.                                Capitalization.  Pubco’s authorized capital stock consists solely of 300 million shares of common stock, of which, immediately prior to the Closing, no more than 260 million shares will be issued and outstanding. All of such issued and outstanding shares of Pubco’s common stock are duly authorized, validly issued, fully paid and non-assessable. except for the Pubco Shares to be issued and delivered hereunder, there are no outstanding options, warrants, agreements or rights to subscribe for or to purchase, or commitments to issue, shares of Pubco’s common stock or any other security of Pubco or any plan for any of the foregoing other than the Equity Offering and the PR Purchase Warrants.

Section 4.04.                      Articles of Incorporation and Bylaws. Pubco has heretofore delivered to the Shareholders true, correct and complete copies of its Articles of Incorporation, and Bylaws certified by the corporate secretary thereof.

Section 4.05.                      No Conflict.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)           violate any provision of the Articles of Incorporation, Bylaws or other charter or organizational document of Pubco;

(b)           violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which Pubco is a party or by or to which either of its assets or properties, may be bound or subject;

(c)           violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon Pubco or upon the securities, assets or business of Pubco;

(d)           violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Pubco or to the securities, properties or business of Pubco; or

(e)           result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by Pubco.

Section 4.06.                      Litigation. There is no litigation, suit, proceeding, action or claim at law or in equity, pending or to Pubco’s best knowledge threatened against or affecting Pubco or involving any of Pubco’s property or assets, before any court, agency, authority or arbitration tribunal, including, without limitation, any product liability, workers' compensation or wrongful dismissal claims, or claims, actions, suits or proceedings relating to toxic materials, hazardous substances, pollution or the environment. Pubco is not subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency, authority or arbitration tribunal.

Section 4.07.                      Compliance with Laws. To the best knowledge of Pubco, it has complied with all laws, municipal bylaws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental authority applicable to it, its properties or the operation of its business, except where the failure to comply will not have a material adverse effect on the business, properties, financial condition or earnings of Pubco.

Section 4.08.                      True and Correct Copies. All documents furnished or caused to be furnished to the Sellers by Pubco are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

Section 4.09.                                Contracts.

           (a)           Pubco is not a party to any:

                      (i)           contracts with any current or former officer, director, employee, consultant, agent or other representative having more than three (3) months to run from the date hereof or providing for an obligation to pay and/or accrue compensation of $75,000 or more per annum, or providing for the payment of fees or other consideration in excess of $75,000 in the aggregate to any officer or director of Pubco, or to any other entity in which Pubco has an interest;

                      (ii)           contracts for the purchase or sale of equipment or services that contain an escalation, renegotiation or re-determination clause or that can be cancelled without liability, premium or penalty only on ninety (90) days’ or more notice;

                      (iii)           contracts for the sale of any of its assets or properties or for the grant to any person of any preferential rights to purchase any of its or their assets or properties;

                      (iv)           contracts (including, without limitation, leases of real property) calling for an aggregate purchase price or payments in any one (1) year of more than $75,000 in any one case (or in the aggregate, in the case of any related series of contracts);

                      (v)           contracts relating to the acquisition by Pubco of any operating business of, or the disposition of any operating business by, any other person;

                      (vi)           executory contracts relating to the disposition or acquisition of any investment or of any interest in any person;

                      (vii)           joint venture contracts or agreements;

                      (viii)           contracts under which Pubco agrees to indemnify any party, other than in the ordinary course of business or in amounts not in excess of $75,000 or to share tax liability of any party;

                      (ix)           contracts containing covenants of Pubco not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with Pubco in any line of business or in any geographical area;

                      (x)           contracts for or relating to computers, computer equipment, computer software or computer services; or

                      (xi)           contracts relating to the borrowing of money by Pubco or the direct or indirect guarantee by Pubco of any obligation for, or an agreement by Pubco to service, the repayment of borrowed money, or any other contingent obligations in respect of indebtedness of any other Person, including, without limitation:

                                (A)           any contract with respect to lines of credit;

                                (B)           any contract to advance or supply funds to any other person other than in the ordinary course of business;

                                (C)           any contract to pay for property, products or services of any other person even if such property, products or services are not conveyed, delivered or rendered;

                                (D)           any keep-well, make-whole or maintenance of working capital or earnings or similar contract; or

                                (E)           any guarantee with respect to any lease or other similar periodic payments to be made by any other person; and

                      (xii)           any other material contract whether or not made in the ordinary course of business.

Section 4.10.                                Operations of Pubco.  During the last twelve (12) months, Pubco has not:

(a)           amended its Articles of Incorporation or Bylaws or merged with or into or consolidated with any other person or entity, except to amend its corporation name;

(b)           issued, reserved for issuance, sold or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any shares of its capital stock or any bonds, notes, debentures or other evidence or indebtedness, other than the Pubco Equity Offering;

(c)           declared or paid any dividends or declared or made any other distributions of any kind to its shareholders;

(d)           made any change in its accounting methods or practices or made any change in depreciation or amortization policies, except as required by law or generally accepted accounting principles;

(e)           made any loan or advance to any of  its shareholders or to any of its directors, officers or employees, consultants, agents or other representatives, or made any other loan or advance, otherwise than in the ordinary course of business;

(f)           sold, abandoned or made any other disposition of any of its assets or properties;

(g)           granted or suffered any lien on any of its assets or properties;

(h)           entered into or amended any contracts to which it is a party, or by or to which it or its assets or properties are bound or subject which if existing on the date hereof would be required to be disclosed in Schedule 4.09;

(i)           made any acquisition of all or a substantial part of the assets, properties, securities or business of any other person or entity;

(j)           paid, directly or indirectly, any of its material liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

(k)           terminated or failed to renew, or received any written threat (that was no subsequently withdrawn) to terminate or fail to renew, any contract that is or was material to the assets, liabilities, business, property, operations, prospects, results of operations or condition (financial or otherwise) of Pubco; or

(l)           entered into any other contract or other transaction that materially increases the liabilities of Pubco.

Section 4.11.                      Material Information.  This Agreement, the Schedules attached hereto and all other information provided, in writing, by Pubco or representatives thereof to the Sellers, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.  There are no facts or conditions which have not been disclosed to the Sellers in writing which, individually or in the aggregate, could have a material adverse effect on Pubco or a material adverse effect on the ability of Pubco to perform any of its obligations pursuant to this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF
THE SELLERS

The Sellers, jointly and severally, represent to Pubco as follows:

Section 5.01.                                Organization, Standing and Authority; Foreign Qualification. Explore is a Nevada corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign company in good standing in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification.

Section 5.02.                                Authorization. The execution, delivery and performance by the Sellers of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action, as the case may be, on the part of each of Expore and the Sharheolders, has each duly executed and delivered this Agreement and this Agreement constitutes a valid and binding agreement of each. The Explore Shares to be transferred to Pubco in accordance with this Agreement have been duly authorized and validly issued, fully paid and non-assessable. Upon transfer of such capital stock, no Encumbrance shall exist thereon.

Section 5.03.                                Capitalization of Explore.

           (a)           Explore’s capitalization consists of, as of the date hereof, 871,250 shares of common stock; all of the issued and outstanding shares of capital stock of Explore are duly authorized, validly issued, fully paid and non-assessable.  There are no outstanding options, warrants, agreements or rights to subscribe for or to purchase, or commitments to issue any interests in Explore or any other security of Explore or any plan for any of the foregoing.

           (b)           None of the share capital of Explore is subject to any option, right of first refusal or any other restriction on transfer, whether by contract, agreement, applicable law, regulation or statute, as the case may be.

Section 5.04.                                Subsidiaries. Explore does not have any direct or indirect subsidiaries.

Section 5.05.                      Sale of Pubco Shares. Upon completion of the purchase and sale of the Pubco Shares, the Shareholders shall be the beneficial and record holder or holders of the Pubco Shares. The Shareholders are acquiring the Pubco Shares as principals for their own respective accounts to be held for investment purposes only, not for the benefit of any other person and not with a view to the resale, distribution or other disposition of all or any of the Pubco Shares.

Section 5.06.                      Restriction on Pubco Shares. The Sellers hereby consent to Pubco making a notation on its records or giving instructions to any transfer agent of the restricted shares portion of the Pubco Shares in order to implement the restriction on transfer set forth and described herein. The Sellers have been independently advised as to, and are aware of, the restrictions with respect to trading in the Pubco Shares pursuant to the applicable securities laws and further agrees that it is solely responsible for compliance with all such restrictions as set forth in Exhibit A.

Section 5.07.                      Investment Risk. The Shareholders understand that an investment in Pubco includes a high degree of risk, have such knowledge and experience in financial and business matters, investments, securities and private placements as to be capable of evaluating the merits and risks of their investment in the Pubco Shares, are each in a financial position to hold the Pubco Shares for an indefinite period of time, and are each able to bear the economic risk of, and withstand a complete loss of such investment in the Pubco Shares.

Section 5.08.                      Cooperation. If required by applicable securities laws or order of a securities regulatory authority, stock exchange or other regulatory authority, the Shareholders will execute, deliver, file and otherwise assist Pubco in filing such reports, undertakings and other documents as may be required with respect to the issuance of the Pubco Shares.

Section 5.09.                      Tax Advice.  The Shareholders are responsible for obtaining such legal, including tax, advice as they consider necessary or appropriate in connection with the execution, delivery and performance by each of them of this Agreement and the transactions contemplated herein.

Section 5.10.                                Investment Representations. All of the acknowledgements, representations, warranties and covenants set out in Exhibit A,  hereto are true and correct as of the date hereof and as of the Closing Date.

Section 5.11.                      No Conflict.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)           violate any provision of the Articles of Incorporation or Charter of Explore;

(b)           violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which Explore is a party or by or to which either of their assets or properties may be bound or subject;

(c)           violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon Explore or upon the securities, assets or business of Explore;

(d)           violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Explore or to the securities, properties or business of Explore; or

(e)           result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by Explore.

Section 5.12.                      Articles of Incorporation and Bylaws.

           (a)           The Sellers have heretofore delivered to Pubco true, correct and complete copies of Explore’s Articles of Incorporation, certified by the applicable governmental agency of the jurisdiction in which Explore is organized, and Bylaws.

(b)           The minute book of Explore accurately reflects all actions taken at all meetings and consents in lieu of meetings of its respective shareholders, and all actions taken at all meetings and consents in lieu of meetings of its board of directors and all committees from the date of incorporation to the date hereof.

Section 5.13.                      Compliance with Laws.  To the best of the Sellers’ knowledge, Explore is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on Explore and has not received written notice that any violation is being alleged.

Section 5.14.                      Material Information.  This Agreement, the Exhibits attached hereto and all other information provided, in writing, by the Sellers to Pubco, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.  There are no facts or conditions which have not been disclosed to Pubco in writing which, individually or in the aggregate, could have a material adverse effect on Explore or a material adverse effect on the ability of the Sellers to perform any of their obligations pursuant to this Agreement.

Section 5.15.                                Actions and Proceedings.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving Explore. There are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or, to the knowledge of the Sellers, threatened against or involving Explore.

Section 5.16.                                Contracts.

           (a)           There have been delivered or made available to Pubco true, correct and complete copies of each of the contracts set forth in Schedule 5.16.  Each such contract is valid, subsisting, in full force and effect and binding upon the parties thereto in accordance with its terms, and Explore is not in default in any respect under any of them; and

(b)           Except for the list of contracts and agreements contained in Schedule 5.16 and excluding any obligation referenced in this Agreement, Explore is not a party to any:

                      (i)           contracts with any current or former officer, director, manager, employee, consultant, agent or other representative having more than three (3) months to run from the date hereof or providing for an obligation to pay and/or accrue compensation of $100,000 or more per annum;

                      (ii)           contracts for the purchase or sale of equipment or services that contain an escalation, renegotiation or re-determination clause or that can be cancelled without liability, premium or penalty only on ninety (90) days’ or more notice;

                      (iii)           contracts for the sale of any of its assets or properties or for the grant to any person of any preferential rights to purchase any of its assets or properties;

                      (iv)           contracts (including with limitation, leases of real property) calling for an aggregate purchase price or payments in any one year of more than $100,000 in any one case (or in the aggregate, in the case of any related series of contracts);

                      (v)           contracts relating to the acquisition of any operating business of, or the disposition of any operating business by, any other person;

                      (vi)           executory contracts relating to the disposition or acquisition of any investment or of any interest in any person;

                      (vii)           joint venture contracts or agreements;

                      (viii)           contracts to indemnify any party, or to share tax liability of any party;

                      (ix)           contracts containing covenants not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete in any line of business or in any geographical area;

                      (x)           contracts relating to the making of any loan;

                      (xi)           contracts relating to the borrowing of money or the direct or indirect guarantee of any obligation for the repayment of borrowed money, or any other contingent obligations in respect of indebtedness of any other Person, including, without limitation:

                                (A)           any contract with respect to lines of credit;

                                (B)           any contract to advance or supply funds to any other person other than in the ordinary course of business;

                                (C)           any contract to pay for property, products or services of any other person even if such property, products or services are not conveyed, delivered or rendered;

                                (D)           any keep-well, make-whole or maintenance of working capital or earnings or similar contract; or

                                (E)           any guarantee with respect to any lease or other similar periodic payments to be made by any other person; and

                      (xii)           contracts for or relating to computers, computer equipment, computer software or computer services; or

(xiii)           any other material contract whether or not made in the ordinary course of business.

Section 5.17.                                Operations of Explore.  Except as contemplated by this Agreement, since the date of organization of Explore, it has not:

(a)           amended its Certificate or Articles of Incorporation or similar organizational document or merged with or into or consolidated with any other person or entity, or changed or agreed to change in any manner the rights of its capitalization or the character of its business;

(b)           made any loan or advance to any of its directors, officers or employees, consultants, agents or other representatives, or made any other loan or advance, otherwise than in the ordinary course of business;

(c)           granted or suffered any lien on any of its assets or properties;

(d)           entered into or amended any contracts to which it is a party, or by or to which it or its assets or properties are bound or subject which if existing on the date hereof would be required to be disclosed in Schedule 5.16; or

(e)           entered into any other contract or other transaction that materially increases its liabilities.

Section 5.18.                      Absence of Certain Changes.  Since its dates of incorporation, there has been no event, change or development which could have a material adverse effect on Explore, individually or collectively.

Section 5.19.                      Brokerage.  No broker or finder has acted, directly or indirectly, for the Sellers nor have the Sellers incurred any obligation to pay any brokerage, finder’s fee or other commission in connection with the transactions contemplated by this Agreement.

ARTICLE VI
SELLERS’ COVENANTS AND AGREEMENTS

Section 6.01.                      Conduct of Businesses in the Ordinary Course.  From the date of this Agreement to the Closing Date, the Sellers shall cause Explore to conduct its business substantially in the manner in which it is currently conducted and to not undertake any of the actions specified in Sections 5.17, nor enter into any contract described in Section 5.16, without the prior written consent of Pubco, which consent shall not be unreasonably withheld.

Section 6.02.                      Preservation of Permits and Services.  From the date of this Agreement to the Closing Date, the Sellers shall use their best efforts to preserve any and all of Explore’s permits and licenses in full force and effect and to keep available the services, and preserve the goodwill, of its present officers, employees, agents, and consultants.

Section 6.03.                                Litigation.   From the date of this Agreement to the Closing Date, the Sellers shall notify Pubco promptly of any actions or proceedings of the type described in Section 5.15 that from the date hereof are threatened or commenced against any of the Sellers or against any portion of the Explore Shares and of any requests for information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

Section 6.04.                      Conduct Pending the Closing Date.  From the date of this Agreement to the Closing Date: (a) the Sellers shall use their best efforts to cause Explore to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article V shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date; and (b) the Sellers shall promptly notify Pubco of any event, condition or circumstance occurring from the date of this Agreement to the Closing Date that would constitute a violation or breach of this Agreement by the Sellers.

Section 6.05.                                Corporate Examinations and Investigations.  Prior to the Closing Date, Pubco shall be entitled, through its employees and representatives, to make such reasonable investigation of the assets, liabilities, properties, business and operations of Explore and such examination of the books, records, tax returns, results of operations and financial condition of Explore. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and its employees and representatives, including without limitation, their counsel and independent public accountants, shall cooperate fully with such representatives in connection with such reasonable review and examination.

Section 6.06.                      Acquisition Proposals.  From the date of this Agreement to the Closing Date, none of the Sellers, nor any of their respective affiliates, employees, representatives or agents, shall, directly or indirectly, solicit, initiate or participate in any way in discussions or negotiations with, or provide any information or assistance to, or enter into any contract with any person, entity or group (other than Pubco) concerning any acquisition of a substantial equity interest in, or in a merger, consolidation, liquidation, dissolution, disposition of assets of Explore  or any disposition of any of the Explore Shares (an “Acquisition Proposal”) (other than pursuant to the transactions contemplated by this Agreement), or assist or participate in, facilitate or encourage any effort or attempt by any other person or entity to do or seek to do any of the foregoing. The Sellers shall promptly communicate to Pubco the terms of any Acquisition Proposal, which they may receive.

ARTICLE VII
COVENANTS AND AGREEMENTS OF PUBCO

Section 7.01.                      Conduct of Business in the Ordinary Course.  From the date of this Agreement to the Closing Date, Pubco shall conduct its business substantially in the manner in which it is  currently conducted and shall not enter into any contract described in Sections 4.09, or undertake any of the actions specified in Section 4.10, without the prior written consent of the Sellers.

Section 7.02.                                Litigation.  From the date of this Agreement to the Closing Date, Pubco shall notify the Sellers of any actions or proceedings of the type described in Sections 4.06 that are threatened or commenced against Pubco or against any officer, director, employee, properties or assets of Pubco with respect to its affairs and of any requests for information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

Section 7.03.                      Conduct of Pubco Pending the Closing.  From the date hereof through the Closing Date:

(a)           Pubco shall use its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article IV shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date; and

(b)           Pubco shall promptly notify the Sellers of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by Pubco.

Section 7.04.                                Corporate Examinations and Investigations.  Prior to the Closing Date, the Sellers shall be entitled, through this employees and representatives, to make any investigation of the assets, liabilities, properties, business and operations of Pubco; and such examination of the books, records, tax returns, results of operations and financial condition of Pubco.  Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and Pubco and the employees and representatives of Pubco, including without limitation, its counsel and independent public accountants, shall cooperate fully with such representatives in connection with such reasonable review and examination.

ARTICLE VIII
CONDITIONS PRECEDENT TO THE OBLIGATION OF PUBCO TO CLOSE

The obligations of Pubco to be performed by it at the Closing pursuant to this Agreement are subject to the fulfillment on or before the Closing Date, of each of the following conditions, any one or more of which may be waived by it, to the extent permitted by law:

Section 8.01.                      Representations and Covenants.

           (a)           The representations and warranties of the Sellers contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period; and

(b) The Sellers shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or before the Closing Date. Goodman shall have delivered to Pubco a certificate, dated the Closing Date, and signed by the Sellers to the foregoing effect.

Section 8.02.                      Governmental Permits and Approvals.

           (a)           All approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by Explore to continue to be carried on by Explore substantially in the same manner immediately following the Closing Date shall have been obtained and shall be in full force and effect, and Pubco shall have been furnished with appropriate evidence, reasonably satisfactory to them, of the granting of such approvals, authorizations, consents, permits and licenses; and

(b)           There shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement.

Section 8.03.                      Third Party Consents.  All consents, permits and approvals from parties to contracts with any of the Sellers that may be required in connection with the performance by any of the Sellers of their obligations under this Agreement or the continuance of such contracts with the respective Seller in full force and effect after the Closing Date, shall have been obtained.

Section 8.04.                      Litigation.  No action, suit or proceeding shall have been instituted and be continuing or be threatened by any person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on the Sellers or on the Assets.

Section 8.05                      Closing Documents.  The Sellers shall have executed and delivered the documents described in Section 2.03 above.

ARTICLE IX
CONDITIONS PRECEDENT TO THE OBLIGATION OF THE SELLERS TO CLOSE

The obligations of the Sellers to be performed by them at the Closing pursuant to this Agreement are subject to the fulfillment, on or before the Closing Date, of each the following conditions, any one or more of which may be waived by it, to the extent permitted by law:

Section 9.01.                      Representations and Covenants.

           (a)           The representations and warranties of Pubco contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period; and

           (b)           Pubco shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date. Pubco shall have delivered to the Sellers a certificate dated the Closing Date, and signed by an authorized signatory of Pubco to the foregoing effect.

Section 9.02.                      Governmental Permits and Approvals.

           (a)           All approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by Pubco to continue to be carried on by Pubco substantially in the same manner immediately following the Closing Date shall have been obtained and shall be in full force and effect, and the Sellers shall have been furnished with appropriate evidence, reasonably satisfactory to them, of the granting of such approvals, authorizations, consents, permits and licenses; and

           (b)           There shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement.

Section 9.03.                      Third Party Consents.  All consents, permits and approvals from parties to contracts with Pubco that may be required in connection with the performance by Pubco of its obligations under this Agreement or the continuance of such contracts with Pubco in full force and effect after the Closing Date, shall have been obtained.

Section 9.04.                      Litigation.  No action, suit or proceeding shall have been instituted and be continuing or be threatened by any person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on Pubco.

Section 9.05.                      Closing Documents.  Pubco shall have executed and delivered the documents described in Section 2.04 above.

ARTICLE X
TERMINATION
Section 10.01.                                Termination.

(a)           Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Exchange and the other transactions contemplated by this Agreement shall be abandoned at any time prior to the Closing:

                      (i)           by mutual written consent of the Sellers and Pubco;

                      (ii)           by either the Sellers or Pubco in the event that a temporary restraining order, preliminary or permanent injunction or other judicial order preventing the consummation of the Exchange or any of the other transactions contemplated hereby shall have become final and non-appealable; provided, that, the party seeking to terminate this Agreement pursuant to this clause (ii) shall have used all commercially reasonable efforts to have such order, injunction or other order vacated;

                      (iv)           by Pubco if Pubco is not then in material breach of this Agreement and if there shall have been any breach by the Sellers (which has not been waived) of one or more of its representations or warranties, covenants or agreements set forth in this Agreement, which breach or breaches (A) would give rise to the failure of a condition set forth in Section 8.01, and (B) shall not have been cured within thirty (30) days following receipt by the Sellers of written notice of such breach, or such longer period in the event that such breach cannot reasonably be expected to be cured within such 30-day period and the Sellers are diligently pursuing such cure, but in no event later than the Termination Date;

                      (v)           by the Sellers if the Sellers are not then in material breach of this Agreement and if there shall have been any breach by Pubco (which has not been waived) of one or more of its representations or warranties, covenants or agreements set forth in this Agreement, which breach or breaches (A) would give rise to the failure of a condition set forth in Section 9.01, and (B) shall not have been cured within thirty (30) days following receipt by Pubco of written notice of such breach; or

                      (vi)           by either the Sellers or Pubco if the Closing shall not have occurred on or before the Termination Date and both the Sellers and Pubco are in material breach of this Agreement.

(b)           In the event of termination by the Sellers or Pubco pursuant to this Section 10.01, written notice thereof shall forthwith be given to the other Party and the transactions contemplated by this Agreement shall be terminated, without further action by any Party. If the transactions contemplated by this Agreement are terminated as provided herein, the Sellers shall immediately cause each of nominees appointed to the Board of Directors of Pubco and/or appointed as officers of Pubco to resign from all such positions.

Section 10.02.                                Effect of Termination.  If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 10.01, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i) Section 10.01 and this Section 10.02; (ii) Section 11.15 relating to certain expenses; and (iii) Section 11.01 relating to publicity. Nothing in this Section 10.02 shall be deemed to release any Party from any liability for any breach by such Party of the terms, conditions, covenants and other provisions of this Agreement or to impair the right of any Party to compel specific performance by any other Party of its obligations under this Agreement.

ARTICLE XI
MISCELLANEOUS

Section 11.01.                                Public Notices.  The Parties agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated and no Party shall act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld.

Section 11.02.                                Time.  Time shall be of the essence hereof.

Section 11.03.                                Notices.  Any notice or other writing required or permitted to be given hereunder or for the purposes hereof shall be sufficiently given if delivered or faxed to the Party to whom it is given or, if mailed, by prepaid registered mail addressed to such Party at:

if to the Sellers, at:

17 Hunt Road
Kingston, NH 03848

if to Pubco, at:

6150 West 200 South #3
Wabash, IN 46992
Or at such other address as the Party to whom such writing is to be given shall have last notified to the Party giving the same in the manner provided in this article. Any notice mailed shall be deemed to have been given and received on the fifth Business Day next following the date of its mailing unless at the time of mailing or within five (5) Business Days thereafter there occurs a postal interruption which could have the effect of delaying the mail in the ordinary and usual course, in which case any notice shall only be effectively given if actually delivered or sent by telecopy. Any notice delivered or faxed to the Party to whom it is addressed shall be deemed to have been given and received on the Business Day next following the day it was delivered or faxed.

Section 11.04.                                Governing Law; Venue; Submission to Jurisdiction.  This Agreement shall be governed by and construed and enforced in accordance with, the internal laws of the State of Nevada without regard to the conflict of laws principles thereof as the same apply to agreements executed solely by residents of the State of Nevada and wholly to be performed within the State of Nevada. Each of the Parties submits to the jurisdiction of any state or federal court sitting in the State of Nevada in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense or inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

Section 11.05.   Severability.  If a court of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

Section 11.06.                                Entire Agreement.  This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, oral or written, by and between any of the Parties with respect to the subject matter hereof.

Section 11.07.                                Further Assurances.  The Parties shall with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

Section 11.08.                                Inurement.  This Agreement and each of the terms and provisions hereof shall inure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators, personal representatives, successors and assigns.

Section 11.09.                                Waiver.  Except as provided in this Article, no action taken or inaction pursuant to this Agreement will be deemed to constitute a waiver of compliance with any warranties, conditions or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.  No waiver of any right under this Agreement shall be binding unless executed in writing by the Party to be bound thereby.

Section 11.10.  Counterparts.  This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart agreement or facsimile so executed shall be deemed to be an original and such counterparts and facsimile copies together shall constitute one and the same instrument and shall be valid and enforceable.

Section 11.11.  Fees and Costs.  Each Party shall pay their own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

IN WITNESS WHEREOF the Parties hereto have set their hand and seal as of the day and year first above written.

EXPLORE ANYWHERE                                                                                     EXPLOREANYWHERE, INC.,
HOLDING CORP,                                                                                     a Nevada Corporation
a Nevada Corporation

By:           /s/ Bryan Hammond                                                     /s/ William Gerlib
Name:     Bryan Hammond                                                       Name: William Gerlib
Title:       President                                                                    Title: President

SHAREHOLDERS:

/s/ Angelo Panetta
    Angelo Panetta, doing business as “OneStop Financial”

/s/ Arthur Berke
    Arthur Berke

/s/ Richard D. Romero
    Richard D. Romero

/s/ Anthony Rich
    Anthony Rich

/s/ Michael Hill
    Michael Hill

/s/ Abdelrahman A. Abbar
    Abdelrahman A. Abbar

/s/ Dave Latchaw
    Dave Latchaw
/s/ Timothy Regan
    Timothy Regan

/s/ Robert Sullivan
    Robert Sullivan

/s/ Steve Behan
    Steve Behan

EXHIBIT A
CERTIFICATE OF U.S. PERSON

This Certificate of U.S. Person is being executed and delivered by the Shareholders (each referred to herein as a “Subscriber”) in connection of the closing of the transactions contemplated by and set forth in that certain Share Exchange Agreement dated December 20, 2010 (the “Agreement”), by and among EXPLORE ANYWHERE, INC., a Nevada corporation (“Explore”), all of the shareholders of Explore (the “Shareholders”) and EXPLORE ANYWHERE HOLDING CORP., a Nevada corporation (“Pubco”).

A “United States Subscriber” is any person in the United States or any “U.S. person” as defined in Regulation S under the United States Securities Act of 1933.  This will include (a) any natural person resident in the United States; (b) any partnership or corporation organized or incorporated under the laws of the United States; (c) any trust of which any trustee is a U.S. person; (d) any partnership or corporation organized outside the United States by a U.S. person principally for the purpose of investing in Shares not registered under the U.S. Securities Act of 1933, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts; (e) any estate of which any executor or administrator is a U.S. person.

The undersigned Subscriber covenants, represents and warrants to the Issuer that:

(a)           it understands that the Securities have not been and will not be registered under the U.S. Securities Act and that the sale contemplated hereby is being made in reliance on the exemption from such registration requirement provided by Rule 506 of Regulation D;

(b)           it understands and agrees that there may be material tax consequences to the Subscriber of an acquisition, disposition or exercise of any of the Securities.  The Issuer gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of such Shares. In particular, no determination has been made whether the Issuer will be a “passive foreign investment company” (“PFIC”) within the meaning of Section 1291 of the United States Internal Revenue Code;

(c)           it understands and acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act of 1933 or applicable state securities laws and regulations, the certificates representing the Securities will bear a legend in substantially the following form:

“The Securities represented hereby have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”).  The holder hereof, by purchasing such Securities, agrees for the benefit of the Issuer that such Securities may be offered, sold, pledged or otherwise transferred only (a) to the Issuer, (b) outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act if applicable, (c) inside the United Sates (1) pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable state securities laws, or (2) in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and the holder has prior to such sale furnished to the Issuer an opinion of counsel or other evidence of exemption in form and substance reasonably satisfactory to the Corporation.”

(d)           it consents to the Issuer making a notation on its records or giving instruction to the registrar and transfer agent of the Issuer in order to implement the restrictions on transfer set forth and described herein;

(e)           if the Subscriber is an individual, he is a resident of; if the Subscriber is a legal entity, it was organized and formed under the laws of;

(f)           either alone or with its purchaser representative1, it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and it is able to bear the economic risk of loss of its entire investment;

(g)           the Issuer has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the Issuer possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information provided to it;

(h)           it is acquiring the Securities for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States Securities laws; and

(i)           if it decides to offer, sell or otherwise transfer any of the Securities, it will not offer, sell or otherwise transfer any of such Shares directly or indirectly, unless:
(i)           the sale is to the Issuer;
(ii)           the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;
(iii)           the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder and in accordance with any applicable state Securities or “Blue Sky” laws; or
(iv)           the Securities are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of Shares, and, in the case of clauses (ii) or (iii) above, it has prior to such sale furnished to the Issuer an opinion of counsel or other evidence of exemption in form and substance reasonably satisfactory to the Issuer.

The Subscriber, by initially one of the categories below, represents and warrants to the Issuer that it is an “accredited investor” as defined in Regulation D (please place your initials on the appropriate line(s); if no categories are applicable, please do not place your initials beside any category):

Category 1.	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or
Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or
Category 3.	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or
Category 4.	An insurance company as defined in Section 2(13) of the U.S. Securities Act; or
Category 5.	An investment company registered under the Investment Issuer Act of 1940; or
Category 6.	A business development company as defined in Section 2(a)(48) of the Investment Issuer Act of 1940; or
Category 7.	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or
Category 8.
A plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of US$5,000,000; or

Category 9.
An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

Category 10.	A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940; or
Category 11.
An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US$5,000,000; or

Category 12.	A director, executive officer or general partner of the Issuer; or
Category 13.	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of this purchase exceeds US$1,000,000; or
Category 14.
A natural person who had an individual income in excess of US$200,000 in each year of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

Category 15.
A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii); or

Category 16.	An entity in which each of the equity owners meets the requirements of one of the above categories.

Date

Duly authorized signatory for Subscriber

(Print name of Subscriber)